Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

EXHIBIT 99.1

PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES EARNINGS FOR FOURTH FISCAL QUARTER
AND YEAR ENDED MARCH 31, 2004

LAFAYETTE, LOUISIANA (June 7, 2004) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the fiscal year ended March 31, 2004 of $53.1 million, or $2.29 per diluted share, on revenues of $567.6 million, compared to net income of $43.1 million, or $1.77 per diluted share, on revenues of $558.8 million for the fiscal year ended March 31, 2003. Included in net income for the fiscal year ended March 31, 2004 is a non-cash curtailment gain of $21.7 million ($15.7 million after taxes) or $0.65 per diluted share, resulting from changes made to the Company’s pension plan for certain United Kingdom based employees. These changes, effective February 1, 2004, convert benefits for future employee service from a defined benefit arrangement to a defined contribution arrangement. Without this non-cash gain, earnings per diluted share would have been $1.64 for the year ended March 31, 2004.

Net income for the quarter ended March 31, 2004 was $33.5 million, or $1.47 per diluted share on revenues of $153.0 million, compared to net income of $9.1 million or $0.38 per diluted share, on revenues of $138.7 million for the quarter ended March 31, 2003. Included in net income for the quarter ended March 31, 2004 is the non-cash gain of $21.7 million ($15.7 million after taxes) or $0.69 per diluted share discussed above, cost savings from the ongoing operation of the pension plan of $2.7 million ($2.0 million after taxes) or $0.09 per diluted share, retroactive rate settlements with certain North Sea customers of $3.4 million ($2.5 million after taxes) or $0.11 per diluted share, and insurance premium rebates of $2.5 million ($1.8 million after taxes) or $0.08 per diluted share. Without these four items, earnings per diluted share would have been $0.50 for the quarter ended March 31, 2004.

George Small, CEO and President of Offshore Logistics, Inc., said “We are pleased with our fiscal year and fourth quarter results. Disregarding the non-cash pension plan gain and the other infrequent income items, our operating performance by business unit has held up well, despite weak exploration and development activities by our customers. North American Operations have benefited from a rate increase phased in throughout fiscal 2004 as well as better cost management. The North Sea business unit has focused on cost reduction measures to counteract declining activity levels. The pension cost savings of $2.7 million is a direct result of this effort. These measures, including the previously announced staff reductions, will allow us to remain competitive in the difficult North Sea market. Our margins in the International business unit are still below where we would like them to be, and we continue to focus on making necessary improvements.”

Small continued, “We believe we are well positioned to take advantage of an upturn in industry activity, in any of the markets we serve, when it occurs. Regardless, we are positioning ourselves to operate profitably at current activity levels and will continue to pursue growth opportunities as they arise in both existing and new geographies.”

At March 31, 2004, the Company’s consolidated balance sheet reflected $446.1 million in shareholders’ investment, $85.7 million in cash and $255.5 million of indebtedness.

OLOG will conduct a telephonic conference to discuss its year-end results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Tuesday, June 8, 2004. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small Conference ID No. 7412289. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 7412289. The replay will be available until Tuesday, June 15, 2004.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended March 31, 2004 and 2003, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended March 31,		Year Ended March 31,
	2004	2003	2004	2003

Revenue	$ 152,967	$ 138,705	$ 567,592	$558,844

Net Income	$ 33,546	$ 9,147	$ 53,104	$ 43,130

BASIC:
Earnings per common share	$ 1.48	$ 0.41	$ 2.36	$ 1.92

Weighted average number of
common shares outstanding	22,600	22,505	22,545	22,429

DILUTED:
Earnings per common share	$ 1.47	$ 0.38	$ 2.29	$ 1.77

Weighted average number of
common shares outstanding
and assumed conversions	22,787	26,593	24,013	26,559

Selected operating data:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2004	2003	2004	2003
	(in thousands, except flight hours)
Flight hours (excluding unconsolidated affiliates):
Helicopter activities:
North American Operations	29,094	26,686	123,488	123,565
North Sea Operations	9,602	10,318	43,144	48,153
International Operations	22,470	22,025	88,278	85,874
Technical Services	577	262	1,882	1,289

Total	61,743	59,291	256,792	258,881

Operating revenue:
Helicopter activities:
North American Operations	$40,475	$35,587	$160,400	$150,572
North Sea Operations	48,871	42,795	180,705	189,518
International Operations	46,596	41,583	176,331	164,136
Technical Services	14,011	15,410	44,697	45,714
Less: Intercompany	(10,559)	(9,809)	(42,699)	(37,156)

Total	139,394	125,566	519,434	512,784
Production Management Services	13,513	11,909	49,815	47,685
Corporate	3,882	3,203	12,759	11,993
Less: Intercompany	(5,177)	(4,400)	(18,359)	(17,352)

Consolidated total	$151,612	$136,278	$563,649	$555,110

Operating expenses:
Helicopter activities:
North American Operations	$33,281	$34,301	$132,577	$134,605
North Sea Operations	38,168	41,157	161,740	168,355
International Operations	41,394	35,945	154,473	138,082
Technical Services	12,731	14,944	42,121	42,735
Less: Intercompany	(10,559)	(9,809)	(42,699)	(37,156)

Total	115,015	116,538	448,212	446,621
Production Management Services	12,941	11,441	47,302	44,737
Corporate	5,712	4,274	18,697	16,046
Less: Intercompany	(5,177)	(4,400)	(18,359)	(17,352)

Consolidated total	$128,491	$127,853	$495,852	$490,052

Operating income:
Helicopter activities:
North American Operations	$7,194	$1,286	$27,823	$15,967
North Sea Operations	10,703	1,638	18,965	21,163
International Operations	5,202	5,638	21,858	26,054
Technical Services	1,280	466	2,576	2,979
Curtailment gain allocated to Helicopter Activities	20,365	--	20,365	--

Total	44,744	9,028	91,587	66,163
Production Management Services	572	468	2,513	2,948
Corporate	(1,830)	(1,071)	(5,938)	(4,053)
Curtailment gain allocated to Corporate	1,300	--	1,300	--
Gain (loss) on disposal of assets	1,355	2,427	3,943	3,734

Consolidated total	$46,141	$10,852	$93,405	$68,792

Operating margin:
Helicopter activities:
North American Operations	17.8%	3.6%	17.3%	10.6%
North Sea Operations	21.9%	3.8%	10.5%	11.2%
International Operations	11.2%	13.6%	12.4%	15.9%
Technical Services	9.1%	3.0%	5.8%	6.5%
Total	32.1%	7.2%	17.6%	12.9%
Production Management Services	4.2%	3.9%	5.0%	6.2%
Consolidated total	30.4%	8.0%	16.6%	12.4%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the benefit from rate increases and cost savings in the North American Operations is not long lived, that the Company is unable to achieve the cost savings and the operational and managerial efficiencies anticipated in its North Sea Operations which would impede its competitiveness, that the Company is unable to reverse the decreasing trend in operating margins in certain international areas, that the Company is not able to take advantage of any future upturn in activity in North America or the North Sea and that absent such upturn the Company is unable to operate profitably at the current activity levels, and that the Company is unable and or unsuccessful in pursuing new growth opportunities. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2003 and the Company’s report on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2003. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2004	2003	2004	2003
	(in thousands, except per share amounts)
GROSS REVENUE
Operating revenue	$151,612	$136,278	$563,649	$555,110
Gain on disposal of assets	1,355	2,427	3,943	3,734

	152,967	138,705	567,592	558,844
OPERATING EXPENSES
Direct cost	107,193	109,798	417,417	417,910
Depreciation and amortization	10,466	9,804	39,543	37,664
General and administrative	10,832	8,251	38,892	34,478

	128,491	127,853	495,852	490,052
Curtailment gain	21,665	--	21,665	--

OPERATING INCOME	46,141	10,852	93,405	68,792
Earnings from unconsolidated affiliates, net	4,159	5,326	11,039	12,054
Interest income	361	402	1,689	1,523
Interest expense	4,056	4,011	16,829	14,904
Loss on extinguishment of debt	--	--	(6,205)	--
Other income (expense), net	(1,564)	1,189	(7,810)	(3,284)

INCOME BEFORE PROVISION FOR INCOME
TAXES AND MINORITY INTEREST	45,041	13,758	75,289	64,181
Provision for income taxes	11,728	4,127	20,803	19,254
Minority interest	233	(484)	(1,382)	(1,797)

NET INCOME	$33,546	$9,147	$53,104	$43,130

Net income per common share:
Basic	$1.48	$0.41	$2.36	$1.92

Diluted	$1.47	$0.38	$2.29	$1.77

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2004	March 31, 2003
	(in thousands)
ASSETS

Current Assets:
Cash and cash equivalents	$85,679	$56,800
Accounts receivable	121,146	119,012
Inventories	133,073	118,846
Prepaid expenses and other	10,874	8,443

Total current assets	350,772	303,101
Investments in unconsolidated affiliates	38,929	27,928
Property and equipment - at cost:
Land and buildings	26,594	16,671
Aircraft and equipment	797,783	703,111

	824,377	719,782
Less: Accumulated depreciation and amortization	(238,721)	(193,555)

	585,656	526,227
Goodwill	26,829	26,872
Other assets	42,717	21,903

	$1,044,903	$906,031

LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
Accounts payable	$27,439	$29,666
Accrued liabilities	65,257	64,181
Deferred taxes	1,802	33
Current maturities of long-term debt	4,417	96,684

Total current liabilities	98,915	190,564
Long-term debt, less current maturities	251,117	136,134
Other liabilities and deferred credits	147,326	120,035
Deferred taxes	92,042	81,082
Minority interest	9,385	16,555
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; outstanding 22,631,221 in 2004 and 22,510,921
in 2003 (exclusive of 1,281,050 treasury shares)	226	225
Additional paid-in capital	141,384	139,046
Retained earnings	352,602	299,498
Accumulated other comprehensive income (loss)	(48,094)	(77,108)

	446,118	361,661

	$1,044,903	$906,031